Exhibit 10.3

Texas
340043	PROMISSORY NOTE

$21,200,000.00	as of March 12, 2014
(Dated)

For value received, the undersigned, herein called "Borrower," promises to pay to the order of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, who, together with any subsequent holder of this note (hereinafter, the "Note"), is hereinafter referred to as "Lender", at 720 E. Wisconsin Avenue, Milwaukee, WI, 53202 or at such other place as Lender shall designate in writing, in coin or currency which, at the time or times of payment, is legal tender for public and private debts in the United States, the principal sum of TWENTY-ONE MILLION TWO HUNDRED THOUSAND DOLLARS or so much thereof as shall have been advanced from time to time plus interest on the outstanding principal balance at the rate and payable as follows:

Interest shall accrue from the date of advance until maturity at the rate of three and seventy-eight hundredths percent (3.78%) per annum (the "Interest Rate").

Accrued interest only on the unpaid principal balance shall be paid monthly on the tenth day of the month following the date of advance and on the tenth day of each month thereafter until maturity.

Interest will be calculated assuming each month contains thirty (30) days and each calendar year contains three hundred sixty (360) days. In the event of a partial month, however, interest for such month will be calculated based on the actual number of days the principal balance of this Note is outstanding in the partial month and the actual number of days in the respective calendar year.

Payments shall be made directly to Lender by electronic transfer of funds using the Automated Clearing House System. To effectuate these payments, Borrower, at or prior to the date hereof, shall execute an ACH form provided by Lender. All installments shall be applied first in payment of interest, calculated monthly on the unpaid principal balance, and the remainder of each installment shall be applied in payment of principal. The entire unpaid principal balance plus accrued interest thereon shall be due and payable on April 10, 2021 (the "Maturity Date").

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Provided Lender has no further obligation to advance principal under this Note to Borrower, Borrower shall have the right, at any time, upon not less than ten (10) Business Days prior written notice, to prepay (on a Business Day only) this Note in full with a Prepayment Fee (as hereinafter defined); provided, however, that such notice must contain the anticipated date of prepayment. If Borrower fails to prepay on, or within five (5) Business Days before or after such anticipated date of prepayment, such failure shall be deemed to be a withdrawal of Borrower's notice of prepayment, and Borrower shall be required to submit another written notice of prepayment pursuant to the terms and conditions set forth in this Note if Borrower thereafter elects to prepay this Note. This Prepayment Fee represents consideration to Lender for loss of yield and reinvestment costs and shall also be payable whenever prepayment occurs as a result of the application of Condemnation Proceeds as defined in the Lien Instrument (as hereinafter defined). The Prepayment Fee shall be the greater of Yield Maintenance or one percent (1%) of the outstanding principal balance of this Note (the "Prepayment Fee"). The Prepayment Fee shall be calculated as of the Prepayment Fee Determination Date.

"Business Day" means any day other than a Saturday, a Sunday or a day on which: (i) Lender is closed for business or (ii) the Federal Reserve Bank of New York is closed for business.

"Yield Maintenance" means the amount, if any, by which

(i)	the present value on the Prepayment Fee Determination Date of the Then Remaining Payments determined by using the Periodic Discount Rate; exceeds

(ii)	the outstanding principal balance of this Note (exclusive of all accrued interest) on the Prepayment Fee Determination Date.

"Prepayment Fee Determination Date" means

(A)	In the case of a voluntary prepayment, the date of the voluntary prepayment;

(B)	In the case of a prepayment following an acceleration of the Indebtedness (as hereinafter defined), the date of such acceleration;

(C)	In the case of a prepayment due to a condemnation:

(1)	involving the filing of a claim for the Prepayment Fee with the condemning authority or court of competent jurisdiction, the date of such filing; or

(2)	not involving the filing of a claim for the Prepayment Fee with the condemning authority or court of competent jurisdiction, the date of such prepayment;

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(D)	In the case of Borrower becoming a debtor in a bankruptcy or other insolvency proceeding, the date of Lender's filing of its proof of claim in such proceeding.

"Then Remaining Payments" means payments in such amounts and at such times as would have been payable subsequent to the Prepayment Fee Determination Date (assuming no prepayment) in accordance with the terms of this Note.

"Periodic Discount Rate" means the rate which, when compounded monthly, equals the sum of the Applicable Percentage and the Treasury Rate.

"Applicable Percentage" means 0.5%.

"Treasury Rate" means:

(A)	The linearly interpolated yield, compounded semi-annually, of the two (2) most recently auctioned (on the run) non-callable U.S. Treasury bonds, notes or bills (other than inflation indexed (i.e., inflation protected) securities) issued by the United States Treasury having maturity dates equivalent or most nearly equivalent to the Average Life Date as reported (on-line or otherwise) by The Wall Street Journal one (1) Business Day prior to the Prepayment Fee Determination Date; or

(B)	If the yields from (A) above are not available, the linearly interpolated yield, compounded semi-annually, of the two (2) Treasury Constant Maturity Series (other than inflation indexed (i.e., inflation protected) securities) having constant maturity dates equivalent or most nearly equivalent to the Average Life Date as reported, for the latest day for which such yields shall have been so reported, as of one (1) Business Day preceding the Prepayment Fee Determination Date, in Federal Reserve Statistical Release H.15 (or comparable successor publication); or

(C)	If the yields from (A) and (B) above are not available, a rate comparable to what would have been calculated under clause (A) or (B) above, as reasonably determined by Lender.

To the extent that the source used in (A), (B) or (C) above updates treasury yield information during the day, Lender shall rely on the treasury yields reported prior to 12:00 Noon (Central Time) one (1) Business Day prior to the Prepayment Fee Determination Date.

"Average Life Date" means the date which is the Remaining Average Life from the Prepayment Fee Determination Date.

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"Remaining Average Life" means the number of years (calculated to the nearest day) obtained by dividing:

(A)	the sum of the products obtained by multiplying

(1)	the principal component of each Then Remaining Payment;

by

(2)	the number of years (calculated to the nearest day) that will elapse between the Prepayment Fee Determination Date and the scheduled due date of such Then Remaining Payment;

by

(B)	The outstanding principal balance of this Note (exclusive of all accrued interest) on the Prepayment Fee Determination Date.

Upon the occurrence of an Event of Default (as defined in the Lien Instrument) followed by the acceleration of the whole indebtedness evidenced by this Note, the payment of such indebtedness will constitute an evasion of the prepayment terms hereunder and be deemed to be a voluntary prepayment hereof and such payment will, therefore, to the extent not prohibited by law, include the Prepayment Fee required under the prepayment in full right recited above.

In the event of a partial prepayment of this Note for any reason contemplated in the Loan Documents (as defined in the Lien Instrument), the Prepayment Fee, if required, shall be an amount equal to the Prepayment Fee if this Note were prepaid in full, multiplied by a fraction, the numerator of which shall be the principal amount prepaid and the denominator of which shall be the outstanding principal balance of this Note immediately preceding the Prepayment Fee Determination Date with respect to such partial prepayment.

Notwithstanding the above and provided Borrower is not in default under any provision contained in the Loan Documents, this Note may be prepaid in full at any time, without a prepayment fee, during the last sixty (60) days of the term of this Note.

The prepayment of this Note as herein provided, together with the Prepayment Fee (if required as herein provided) if received by Lender prior to 12:00 p.m. Central Time on a Business Day, shall be credited on that Business Day, or, if received by Lender at or after 12:00 p.m. Central Time on a Business Day, shall, at Lender's option, be credited on the next Business Day.

Borrower acknowledges and agrees that the Interest Rate hereunder shall be increased if certain financial statements and other reports are not furnished to Lender, all as described in more detail in the provision of the Lien Instrument entitled "Financial Statements".

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This Note is secured by certain property (the "Property") in the City of McKinney, County of Collin, State of Texas described in a Deed of Trust and Security Agreement (the "Lien Instrument") of even date herewith executed by TS CRAIG RANCH, LLC, a Delaware limited liability company, to KEVIN L. WESTRA, as Trustee for THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY.

Upon the occurrence of an Event of Default (as defined in the Lien Instrument), the whole unpaid principal hereof and accrued interest shall, at the option of Lender, to be exercised at any time thereafter, become due and payable at once without notice, notice of the exercise of, and the intent to exercise, such option being hereby expressly waived.

Except as otherwise expressly provided in the Loan Documents, all parties at any time liable, whether primarily or secondarily, for payment of indebtedness evidenced hereby, for themselves, their heirs, legal representatives, successors and assigns, respectively, expressly waive presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection; consent to the extension by Lender of the time of said payments or any part thereof; further consent that the real or collateral security or any part thereof may be released by Lender, without in any way modifying, altering, releasing, affecting, or limiting their respective liability or the lien of the Lien Instrument; and agree to pay reasonable attorneys' fees and expenses of collection in case this Note is placed in the hands of an attorney for collection or suit is brought hereon and any attorneys' fees and expenses incurred by Lender to enforce or preserve its rights under any of the Loan Documents in any bankruptcy or insolvency proceeding.

All amounts due Lender including principal and, to the extent permitted by applicable law, interest not paid when due (without regard to any notice and/or cure provisions contained in any of the Loan Documents), including principal becoming due by reason of acceleration by Lender of the entire unpaid balance of this Note, shall bear interest from the due date thereof at the Default Rate until said amounts in default are paid. "Default Rate" means the lower of a rate equal to the interest rate in effect at the time of the default as herein provided plus 5% per annum or the maximum rate permitted by law.

If the maturity of this Note is accelerated for any reason before the due date stated, or in the event of voluntary or other prepayment by the Borrower, including any prepayments of interest or fees, or in any other event, earned interest may never include more than the maximum amount permitted by law, computed from the date of each disbursement until payment, and any unearned interest otherwise payable hereunder which is in excess of the maximum permitted by law shall be cancelled automatically as of the date of such acceleration or prepayment or other such event and (if theretofore paid) shall at the option of Lender, unless otherwise required by applicable law, be either refunded to the Borrower or credited on the principal of this Note provided that for purposes of computing interest under this Note, all sum or sums paid or payable to Lender, in connection with the loan evidenced hereby, which constitute interest shall be taken into account by amortizing, prorating, allocating and spreading such sum or sums, in equal parts, throughout the period of the full stated term of the loan, to the extent permitted by law. Any interest computation under this Note shall be at not more than the maximum legal rate, it being the intention of the parties hereto to conform strictly to all applicable laws of the State of Wisconsin or the laws of the State adjudicated by a court of competent jurisdiction to be applicable and of the United States of America now or hereafter in force (it being the intention of the parties hereto that the laws of the State of Wisconsin and of the United States of America shall govern the maximum legal rate of interest permitted to be charged hereunder), and in the event it should be held that interest (or any other sum or sums paid or payable to Lender in connection with the loan evidenced hereby deemed to constitute interest) payable under this Note is in excess of the maximum permitted by such laws, the interest chargeable hereunder shall be reduced to the maximum amount permitted by such laws.

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Notwithstanding any provision contained herein or in the Lien Instrument to the contrary, if Lender shall take action to enforce the collection of the indebtedness evidenced hereby or secured by the Lien Instrument (collectively, the "Indebtedness"), its recourse shall, except as provided below, be limited to the Property or the proceeds from the sale of the Property and the proceeds realized by Lender in exercising its rights and remedies (i) under the Absolute Assignment (as defined in the Lien Instrument), (ii) under the Guarantee of Recourse Obligations of even date herewith executed by Trade Street Residential, Inc., a Maryland corporation, for the benefit of Lender and under other separate guarantees, if any, (iii) under any of the other Loan Documents (as defined in the Lien Instrument) and (iv) in any other collateral securing the Indebtedness. If such proceeds are insufficient to pay the Indebtedness, Lender will never institute any action, suit, claim or demand in law or in equity against Borrower for or on account of such deficiency; provided, however, that the provisions contained in this paragraph

(i)	shall not in any way affect or impair the validity or enforceability of the Indebtedness or the Lien Instrument; and

(ii)	shall not prevent Lender from seeking and obtaining a judgment against Borrower, and Borrower shall be personally liable, for the Recourse Obligations.

"Recourse Obligations" means

(a) rents and other income from the Property received by Borrower or those acting on behalf of Borrower from and after the date of any default under the Loan Documents remaining uncured prior to the Conveyance Date (as hereinafter defined), which rents and other income have not been applied to the payment of principal and interest on this Note or to reasonable operating expenses of the Property;

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(b) amounts necessary to repair any damage to the Property caused by the intentional acts or omissions of Borrower or those acting on behalf of Borrower;

(c) insurance loss and Condemnation Proceeds (as defined in the Lien Instrument) released to Borrower but not applied in accordance with any agreement between Borrower and Lender as to their application;

(d) the amount of insurance loss proceeds which would have been available with respect to a casualty on the Property, but were not available due to the default by Borrower in carrying all insurance required by Lender under the Loan Documents;

(e) damages suffered by Lender as a result of fraud or misrepresentation in connection with the Indebtedness by Borrower or any other person or entity acting on behalf of Borrower;

(f) amounts in excess of any rents or other revenues collected by Lender from operation of the Property from and after acceleration of the Indebtedness until the Conveyance Date, which amounts are necessary to pay real estate taxes, special assessments and insurance premiums with respect to the Property (to the extent not previously deposited with Lender by Borrower pursuant to the provision of the Lien Instrument entitled "Deposits by Grantor"), and amounts required to fulfill Borrower's obligations as lessor under any leases of the Property, in each case, either paid by Lender and not reimbursed prior to, or remaining due or delinquent on the Conveyance Date;

(g) all security deposits under leases of the Property or any portion of the Property collected by Borrower, any agent of Borrower or any predecessor of Borrower, and not refunded to the tenants thereunder in accordance with their respective leases, applied in accordance with such leases or law or delivered to Lender, and all advance rents collected by Borrower, any agent of Borrower or any predecessor of Borrower and not applied in accordance with the leases of the Property, applied for reasonable operating expenses, or delivered to Lender;

(h) all outstanding amounts due under the Indebtedness, including principal, interest, and other charges if there shall be a violation of the provision of the Lien Instrument entitled "Prohibition on Transfer/One-Time Transfer";

(i) Any losses suffered by Lender as a result of the Property not being in compliance with all applicable zoning and land use ordinances, covenants, statutes, and regulations; and

(j) reasonable attorneys' fees and expenses incurred to the extent suit is brought to collect any of the amounts described in subparagraphs (a) through (i) above.

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"Conveyance Date" means (i) the later of (a) the date on which title vests in the purchaser at the foreclosure sale of the Property pursuant to the Lien Instrument or (b) the date on which Borrower's statutory right of redemption shall expire or be waived or (ii) the date of the conveyance of the Property to Lender in lieu of foreclosure.

All notices, demands, requests and consents permitted or required under this Note shall be given in the manner prescribed in the Lien Instrument.

Except as otherwise set forth herein, this Note, the interpretation hereof and the rights, obligations, duties and liabilities hereunder shall be governed and controlled by the laws of Texas.

TS CRAIG RANCH, LLC, a Delaware limited liability company

By:	Trade Street Operating Partnership, LP, a Delaware limited partnership, its sole member

	By:	Trade Street OP GP, LLC, a Delaware limited liability company, its general partner

		By:	Trade Street Residential, Inc., a Maryland corporation, its sole member

			BY:	/s/ Richard Ross
			PRINTED NAME:	Richard Ross
			TITLE:	Chief Financial Officer

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